Exhibit 10.1

[EXECUTION COPY]

Published CUSIP Number: 93005EAC3

CREDIT AGREEMENT

dated as of June 28, 2013

among

WADDELL & REED FINANCIAL, INC.,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Administrative Agent and Swing Line Lender

BANK OF AMERICA MERRILL LYNCH,

and

WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Managers

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent

CITIBANK, N.A., THE BANK OF NEW YORK MELLON

and

 THE BANK OF NOVA SCOTIA
as Co-Documentation Agents

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 3.04	—	Financial Condition
Schedule 3.06	—	Disclosed Matters
Schedule 3.10	—	Pension Plans
Schedule 3.13	—	Subsidiaries
Schedule 6.02	—	Existing Indebtedness
Schedule 6.03	—	Existing Liens
Schedule 6.08	—	Existing Restrictions
Schedule 6.09	—	Sale/Leaseback Properties
Schedule 9.01	—	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Note
Exhibit C	—	[Intentionally Omitted]
Exhibit D	—	Form of Revolving Borrowing Request
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Swing Line Loan Notice
Exhibit G1-4	—	Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of June 28, 2013, among WADDELL & REED FINANCIAL, INC. (the “Borrower”), the several financial institutions from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan that bears interest based on the Alternate Base Rate.

“Act” has the meaning specified in Section 9.15.

“Adjusted LIBO Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted LIBO Rate =	LIBO Rate
1.00 — Eurodollar Reserve Percentage

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, or (c) the Adjusted LIBO Rate plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO

Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage (carried to the ninth decimal place) of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments, subject, in each case, to adjustments pursuant to Section 2.18.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	Facility Fee	Eurodollar Loans	ABR Loans
1	> A / A2	0.125%	1.000%	0.000%
2	A- / A3	0.150%	1.100%	0.100%
3	BBB+ / Baa1	0.175%	1.200%	0.200%
4	BBB / Baa2	0.225%	1.400%	0.400%
5	< BBB- / Baa3	0.300%	1.700%	0.700%

, where “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of (x) the Borrower’s non-credit-enhanced, senior unsecured long-term debt, or (y) solely in the event that the non-credit-enhanced, senior unsecured long-term debt of the Borrower shall cease to be rated by either S&P or Moody’s, the long-term issuer rating, if any, assigned to the Borrower by such agency (i.e., S&P or Moody’s rating of the Borrower’s ability to honor non-credit-enhanced, senior unsecured long-term debt); provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be the percentages per annum set forth opposite Pricing Level 3.  The Applicable Rate shall be subject to adjustment (upwards or downwards, as appropriate), effective as of the date on which S&P or Moody’s announces a rating change which results in a change in the Applicable Rate.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book managers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Termination Date or the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 5.01.

“Borrowing” means (a) a Revolving Borrowing, or (b) a Swing Line Borrowing, as the context may require.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)                                 during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii) above, any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)                                  any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied, which date is June 28, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to (a) make Revolving Loans hereunder, and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, and (iii) increased from time to time pursuant to Section 2.17.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, and the initial aggregate amount of the Commitments of the Lenders (as set forth on Schedule 2.01) is $125,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated June 3, 2013 and furnished to the Lenders.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) income tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided that the amounts referred to in this clause (v) shall not, in the aggregate, exceed $10,000,000 for any fiscal year of the Borrower, and (vi) any other non-cash charges, minus (b) without duplication and to the extent reflected as income in the statement of such Consolidated Net Income for such period, any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on sales of assets outside of the ordinary course of business), provided that the Borrower shall not be required to deduct more than $10,000,000 in the aggregate of the amounts referred to in this clause (b) for any fiscal year of the Borrower.  For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, (x) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition (as defined below), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (y) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition (as defined below), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (i) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person, and (ii) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio” means, as of the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any indenture, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Rating” has the meaning specified in the definition of Applicable Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means when used with respect to any Loan, fee or other amount payable by the Borrower under any Loan Document, an interest rate per annum equal to (a) the Alternate Base Rate plus (b) the Applicable Rate, if any, applicable to ABR Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 or otherwise delivered in writing to each of the Lenders on or prior to the Closing Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Loan” means a Revolving Loan (other than an ABR Loan) that bears interest based on the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The LIBO Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Article VII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.14(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of August 31, 2010, among the Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent for such lenders.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) the letter agreement, dated as of May 31, 2013, among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated as an Arranger, and (b) the letter agreement, dated as of May 31, 2013, among the Borrower, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, as an Arranger.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including self-regulatory body), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, in any event, the SEC and any applicable state securities commission or similar body.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increase Effective Date” has the meaning specified in Section 2.17(a).

“Increasing Lender” has the meaning specified in Section 2.17(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Capital Lease Obligations of such Person (but, for the avoidance of doubt, excluding any operating lease obligations), (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net liabilities of such Person under Hedging Agreements, and (k) all Guarantees by such Person in respect of any of the foregoing.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Revolving Credit Termination Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and the Revolving Credit Termination Date and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date that is one, two, three or six months thereafter, as the Borrower may elect, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date or such earlier date that the Commitments expire or are terminated.

“Lenders” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LIBO Rate” means:

(a) with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to clause (c) of the definition of “Alternate Base Rate” on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two (2) Business Days prior to such date for dollar deposits being delivered in the London interbank market for a term of one month commencing that day, or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including each Swing Line Loan).

“Loan Documents” means this Agreement, each Note and the Fee Letter.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Asset Value” means, at any date of determination and with respect to any investment company or account manager, the “current net asset” value (as defined in Rule 2a-4 under the Investment Company Act of 1940, as amended), in the aggregate, of all outstanding redeemable securities issued by such investment company at such date.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02, and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Participant” has the meaning specified in Section 9.04(d).

“Participant Register” has the meaning specified in Section 9.04(d).

“Participating Lender” has the meaning specified in Section 2.17(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an acquisition of a Person, or the assets of a Person or a line of business of a Person, in the same or a related line of business as the Borrower, provided that (a) after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing, (b) the Borrower shall be in compliance, on a pro forma basis, as of the end of the most recent fiscal quarter of the Borrower with the provisions of Section 6.01 after giving effect to such acquisition and the incurrence of any Indebtedness in connection therewith, and (c) in the case of an acquisition involving aggregate consideration valued at $35,000,000 or more, at least three (3) Business Days prior to the date of such acquisition, the Borrower shall have furnished to the Administrative Agent and the Lenders a compliance certificate to the effect of clauses (a) and (b) showing in reasonable detail the calculations supporting the determination of compliance, on such a pro forma basis, with such provisions.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)                                 Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)                                 deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

(f)                                   judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII, so long as such judgment Liens are not in effect for more than 45 days;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Reference Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Register” has the meaning specified in Section 9.04(c).

“Removal Effective Date” has the meaning specified in Section 8.06(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the aggregate Revolving Credit Exposures and unused Commitments of all Lenders at such time; provided that the unused Commitment of, and the portion of the aggregate Revolving Credit Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, judgments,  directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning specified in Section 8.06(a).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, for (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of the Borrower’s capital stock, or (ii) any option, warrant or other right to acquire any shares of the Borrower’s capital stock.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Borrowing Request” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.03, which, if in writing, shall be substantially in the form of Exhibit D.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Swing Line Loans at such time.

“Revolving Credit Termination Date” means June 28, 2018 or such earlier date as the Commitments shall terminate pursuant to the terms hereof (or, if such day is not a Business Day, the next preceding Business Day).

“Revolving Loan” has the meaning specified in Section 2.01.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Senior Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Senior Notes” means the senior notes of the Borrower issued pursuant to the Senior Note Agreement.

“Senior Note Agreement” means that certain Note Purchase Agreement, dated as of August 31, 2010, among the Borrower and each of the purchasers identified on the signature pages thereof.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that “subsidiary” will not include any open-end or closed-end mutual fund, whether or not registered under the

Investment Company Act of 1940, as amended, in which the Borrower or any of its direct or indirect Subsidiaries has an interest.

“Subsidiary” means any subsidiary of the Borrower.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit F.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate Commitments of the Lenders.  The Swing Line Sublimit is part of, and not in addition to, the aggregate Commitments of the Lenders.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as Syndication Agent hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type” when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.14(e)(ii)(B)(III).

“W&R Fund” means all closed-end funds and open-end mutual funds sponsored by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries provides investment advisory, management, administrative, supervisory, consulting, underwriting or similar services.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements described in Section 3.04(a)(i) on the date hereof, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, the aggregate Revolving Credit Exposures of all Lenders shall not exceed the aggregate Commitments of all Lenders then in effect.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.  Revolving Loans may be ABR Loans or Eurodollar Loans, as further provided herein.

SECTION 2.02.  Revolving Loans and Borrowings.  (a)  Each Revolving Loan to be made as a part of a Borrowing, continuation or conversion of Revolving Loans shall be made by the Lenders ratably in accordance with their Applicable Percentages.  The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)                                 Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

(c)                                  Each Borrowing of, conversion to, or continuation of Eurodollar Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that a Borrowing of ABR Loans may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Interest Periods in effect with respect to Eurodollar Loans.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Loan if the Interest Period requested with respect thereto would end after the Revolving Credit Termination Date.

SECTION 2.03.  Requests for Borrowings, Conversions and Continuations of Revolving Loans.  Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 10:00 a.m., New York City time (a) three (3) Business Days before the date of the proposed Borrowing of, conversion to or continuation of

Eurodollar Loans or of any conversion of Eurodollar Loans to ABR Loans, or (b) on the requested date of the proposed Borrowing of any ABR Loans; provided, however, that if the Borrower wishes to request Eurodollar Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. New York City time four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 10:00 a.m. New York City time, three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.03 must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Borrowing Request, appropriately completed and signed by a Financial Officer of the Borrower.  Each such telephonic and written Revolving Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     whether the Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Loans;

(ii)                                  the aggregate amount of the Revolving Loans to be borrowed, converted or continued;

(iii)                               the date (which shall be a Business Day) of such Borrowing, conversion or continuation, as the case may be;

(iv)                              the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted;

(v)                                 in the case of a Borrowing of, conversion to, or continuation of Eurodollar Loans, the duration of the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)                              the location and number of the Borrower’s account to which Revolving Loans are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Revolving Loan is specified in a Revolving Borrowing Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loan shall be made as, or converted to, an ABR Loan.  Any such automatic conversion to an ABR Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loan.  If the Borrower requests a Borrowing of, conversion to, or continuation of a Eurodollar Loan, but fails to specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

After the occurrence and during the continuance of an Event of Default, no Revolving Loans may be requested as, converted to or continued as Eurodollar Loans without the consent of the Required Lenders.

Promptly following receipt of a Revolving Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing, conversion or continuation, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in this Section.

SECTION 2.04.  Funding of Borrowings.  (a)  Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof in immediately available funds by 12:00 noon, New York City time, at the Administrative Agent’s Office.  Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent will make such Revolving Loans available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the applicable Revolving Borrowing Request.

(b)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate.  At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Alternate Base Rate promptly following the public announcement of such change.

(c)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in its sole discretion, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays such amount (with interest and fees as aforesaid) to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing as of the date of such Borrowing.  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)                                 If any Lender makes available to the Administrative Agent funds for any Revolving Loan to be made by such Lender as provided in the foregoing provisions of this Section 2.04, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)                                  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.05.  Swing Line Loans.  (a)                             Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the outstanding amount of Revolving Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the aggregate amount of all Loans outstanding shall not exceed the aggregate Commitments of all Lenders, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Swing Line Loan may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.08, and reborrow under this Section 2.05.  Each Swing Line Loan shall be an ABR Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative

Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Financial Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)                                  (i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make an ABR Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Revolving Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.04, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the unutilized portion of the Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Revolving Borrowing Request promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Revolving Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply cash collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. New York City time on the day specified in such Revolving Borrowing Request, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a ABR Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.05(c)(i), the request for ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender

(acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be, as of the date of such Borrowing or participation.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 (i)  At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.17 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its ABR Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.06.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Revolving Credit Termination Date.

(b)                                 The Borrower may, upon notice to the Administrative Agent pursuant to Section 2.06(c), at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the aggregate Revolving Credit Exposures of all Lenders would exceed the aggregate Commitments of all Lenders then in effect, and (iii) if, after giving effect to any reduction of the aggregate Commitments, the Swing Line Sublimit exceeds the amount of the aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentage.  All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

SECTION 2.07.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VII).  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days after such Loan is made, and (ii) the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VII).

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)                                  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records maintained pursuant to paragraph (b).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 2.08.  Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Loans in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)                                 The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m. New York City time one (1) Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid and the Type(s) of Loans to be prepaid and, if Eurodollar Loans are to be prepaid, the Interest Period(s) of such Loans; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof and of the amount of such Lender’s ratable share of such prepayment.  Each partial prepayment of any Loans shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the amount prepaid as required pursuant to Section 2.10(d), together with any additional amounts required pursuant to Section 2.13.  Each such prepayment of Revolving Loans shall be applied to the Revolving Loans of the Lenders ratably in accordance with their respective Revolving Credit Exposures.

(c)                                  If for any reason the aggregate Revolving Credit Exposures of all Lenders at any time exceeds the aggregate Commitments of all Lenders then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

SECTION 2.09.  Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a facility fee which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met; provided, however, that (i) if such Lender continues to have any outstanding Loans after the Availability Period, then such facility fee shall continue to accrue on the daily amount of the outstanding Loans of such Lender from and including the date on which the aggregate Commitments of all Lenders are terminated to, but excluding, the date on which such Lender ceases to have any outstanding Loans, and (ii) if such Lender is a Defaulting Lender at any time, such facility fee shall be subject to adjustment as set forth in Section 2.18.  Accrued facility fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date; provided that any facility fees accruing after the date on which the aggregate Commitments terminate shall be payable on demand.  The facility fee owing with respect to each Lender shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower shall pay to the Arrangers and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the applicable Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

SECTION 2.10.  Interest.  (a)  Subject to the provisions of subsection (c) below, the ABR Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b)                                 Subject to the provisions of subsection (c) below, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Rate.

(c)                                  (i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Loans or any fee or other amount payable by the Borrower hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to subsection (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued interest shall be payable upon the Revolving Credit Termination Date.

(e)                                  All computations of interest for ABR Loans (including ABR Loans determined by reference to the LIBO Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.15(a), bear interest for one day.  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11.  Alternate Rate of Interest.  (a)  If in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, or (ii) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed ABR Loan, or (b) the Required Lenders determine that for any reason the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBO Rate component of the Alternate Base Rate, the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

(b)                                 If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay Eurodollar Loans or, if applicable, convert Eurodollar Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.12.  Increased Costs.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the LIBO Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Revolving Loans made by, or participations in Swing Line Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                                  Subject to Section 2.12(d), all of the Borrower’s obligations under this Section 2.12 shall survive termination of the Commitments, repayment of all Loans and other obligations hereunder, and resignation of the Administrative Agent.

SECTION 2.13.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, by reason of acceleration, or otherwise), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate (in the case of a Eurodollar Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.  All of the Borrower’s obligations under this Section 2.13 shall survive termination of the Commitments, repayment of all Loans and other obligations hereunder, and resignation of the Administrative Agent.

SECTION 2.14.  Taxes.  (a)  (i) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by any Requirement of Law.  If any Requirement of Law (as determined in the good faith discretion of the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If the Borrower or the Administrative Agent shall be required by any Requirement of Law other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Requirement of Law, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Requirement of Law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Requirement of Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with any Requirement of Law, or at the option of the Administrative Agent timely reimburse it or any affected Lender for the payment of, any Other Taxes.

(c)                                  (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient (whether directly or pursuant to Section 2.14(c)(ii)(x)) or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.14(c)(ii) below.

(ii)                                  Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register, and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                                 Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 2.14, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by any Requirement of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.14 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)                              Each Lender shall deliver to the Administrative Agent and the Borrower such other tax forms or other documents as shall be prescribed by applicable law to demonstrate, where applicable, that payments under this Agreement and the other Loan Documents to such Lender or the Administrative Agent are exempt from application of the United States federal withholding taxes imposed pursuant to Sections 1471 through 1474 of the Code (including any successor provisions thereto) and any regulations promulgated thereunder or official interpretations thereof.

(f)                                   Unless required by any Requirement of Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person or to file for or otherwise pursue on behalf of the Borrower any refund of Taxes.

(g)                                  Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Loans and other obligations.

SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Sections 2.12, 2.13 or 2.14, or otherwise) to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office prior to 12:00 noon, New York City time, on the date when due, in immediately available funds.  Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender (or as otherwise directed by such Lender).  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 If at any time the funds received by the Administrative Agent hereunder are insufficient to pay fully all principal, interest, fees and other amounts then due and payable under this Agreement or any other Loan Document, such funds shall be applied as set forth in Article VII.

(c)                                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e)                                  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.03(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 9.03(c).

(f)                                   If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(c), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any  Lender gives a notice pursuant to Section 2.11(b), then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.11(b), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 (i) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), the Borrower may replace such Lender in accordance with Section 2.16(b)(ii).

(ii)                                  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.16(b)(i), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.12 and 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A)                               the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b);

(B)                               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including, to the extent applicable, any amounts under Sections 2.12, 2.13, and 2.14) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C)                               in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(D)                               such assignment does not conflict with applicable laws; and

(E)                                in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.17.  Increase in Commitments.  (a)                                 Provided no Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time after the Closing Date request an increase in the aggregate amount of the Commitments by an amount (for all such requests) not exceeding $75,000,000 in the aggregate; provided that any such request for an increase shall be in a minimum amount of $10,000,000.  Any such increase in the aggregate Commitments may be provided by any Lender willing to participate in any such increase (each such Lender, a “Participating Lender”), or, subject to the approval of the Administrative Agent, Eligible Assignees designated by the Borrower that are willing to participate in such increase (each, an “Increasing Lender”) and to become Lenders pursuant to a “Joinder Agreement,” in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Increasing Lender shall become a party to this Agreement.  The Administrative Agent and the Borrower shall determine (i) the final allocation of such increase among the Participating Lenders and Increasing Lenders and Schedule 2.01 attached hereto shall be automatically updated to reflect the same, and (ii) the effective date (the “Increase Effective Date”) of any such increase.  Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder.

(b)                                 As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a duly authorized officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase (which may be covered in resolutions authorizing Borrowings on and after the Closing Date), and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements furnished in connection with the statements delivered pursuant to clauses (a) and (b) of Section 5.01, and (B) no Default has occurred and is continuing.  The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.13) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(c)                                  This Section 2.17 shall supersede any provisions in Section 2.15(c) or Section 9.02 to the contrary.

SECTION 2.18.  Defaulting Lenders.  (a)                      Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by any Requirement of Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.02.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Swing Line Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Non-Defaulting Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Non-Defaulting Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Fees. Each Defaulting Lender shall be entitled to receive fees payable under Sections 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Revolving Loans funded by it.  With respect to any fee payable under Section 2.09(a) not required to be paid to any Defaulting Lender pursuant to the immediately preceding sentence, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under any Requirement of Law, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure.

(b)                                 If the Borrower, the Administrative Agent and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

This Section 2.18 shall supersede any provisions in Section 2.15(c) or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted.  Each Subsidiary of the Borrower is duly organized, validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is in good standing under the laws of the jurisdiction of its organization.  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its Subsidiaries (a) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, and (b) has all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.  Financial Condition; No Material Adverse Effect.  (a)  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended 2011 and 2012, reported on by KPMG LLP, an independent registered public accounting firm, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2013, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.  The Borrower and its Subsidiaries do not have any Guarantees, contingent liabilities, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case, that are required by GAAP to be reflected or disclosed in such financial statements, that are not reflected or disclosed in the most recent financial statements referred to in this paragraph, except as disclosed on Schedule 3.04.

(b)                                 Since December 31, 2012, there has been no event, development or circumstance that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters).

SECTION 3.05.  Properties.  (a)  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, and none of such property is subject to any Lien except as permitted by Section 6.03.

(b)                                 Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the actual knowledge of the Senior Financial Officers after due internal inquiry, the use thereof by the Borrower and its Subsidiaries does not infringe in any material respect upon the rights of any other Person.  To the actual knowledge of the Senior Financial Officers, after due internal inquiry, there is no material violation by any Person of any right of the Borrower or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Borrower or any of its Subsidiaries that is material to the business of the Borrower and its Subsidiaries taken as a whole.

SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of the Senior Financial Officers, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(b)                                 Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

(c)                                  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements.  Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Laws applicable to it or its property and all Contractual Obligations (including any material investment advisory or management agreements) binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  Investment and Holding Company Status.  (a)  Neither the Borrower nor any of its Subsidiaries is (i) an “investment company,” or a company “controlled” by an “investment company,” each as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.  Except for net capital and other requirements imposed on registered broker-dealers, neither the Borrower nor any of its Subsidiaries is subject to any regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

(b)                                 The Borrower and each Subsidiary of the Borrower which is engaged in investment advisory or investment management activities is, and at all times will be, duly registered as an investment adviser as and to the extent required under the Investment Advisers Act of 1940, as amended; and each Subsidiary of the Borrower which is engaged in broker-dealer business is, and at all times will be, duly registered as a broker-dealer as and to the extent required under the Securities Exchange Act of 1934, as amended, and, as and to the extent required, is, and at all times will be, a member in good standing of the Financial Industry Regulatory Authority.

SECTION 3.09.  Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Borrower and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2006 and paid for all fiscal years up to and including the fiscal year ended 2012.

SECTION 3.10.  ERISA Compliance.  (a)                  To the actual knowledge of the Senior Financial Officers, nothing has occurred that would cause any Pension Plan to fail to be in compliance with the applicable provisions of ERISA and the Code and could reasonably be expected to result in a Material Adverse Effect.

(b)                                 There are no pending or, to the best knowledge of the Senior Financial Officers, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each of the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                                 Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 3.10(d) hereto, and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

SECTION 3.11.  Disclosure.  The Borrower has disclosed or made available to the Lenders all agreements and instruments to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the execution and delivery of this Agreement or the other Loan Documents or furnished to the Lenders pursuant hereto or thereto (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information and forward-looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.  No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.13.  Subsidiaries.  Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, Part (a) of Schedule 3.13 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower.  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or restricted stock granted to employees, financial advisors or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.  The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 3.13.  All of the outstanding Capital Stock of the Subsidiaries owned by the Borrower have been validly issued, are fully paid and nonassessable and are owned free and clear of all Liens.  All of the outstanding Capital Stock in the Borrower has been validly issued and are fully paid and nonassessable.  No Subsidiary is a party to, or otherwise subject to any Requirement of Law or Contractual Obligation (other than this Agreement, the agreements listed on Schedule 6.08 as of the date of this Agreement and customary limitations imposed by regulation, corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

SECTION 3.14.  Federal Regulations.  No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect in any manner that violates the provisions of the Regulations of the Board or for any other purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in said Regulation U.  No more than 25% of the consolidated assets of the Borrower and its Subsidiaries (excluding treasury shares) consist of “margin stock” under said Regulation U as now and from time to time hereafter in effect.

SECTION 3.15.  Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

SECTION 3.16.  Taxpayer Identification Number.  The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 9.01.

SECTION 3.17.  OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent,

affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

ARTICLE IV

Conditions

SECTION 4.01.  Conditions to Closing Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 9.02):

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or electronic copies (e.g. “pdf” or “tif”) (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions;

(iv)                              a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Daniel C. Schulte, the general counsel of the Borrower, covering such matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent and the Required Lenders shall reasonably request;

(v)                                 a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Fulbright & Jaworski L.L.P., counsel to the Borrower, as to the enforceability of this Agreement and the other Loan Documents;

(vi)                              a certificate signed by the President, a Vice President or a Financial Officer of the Borrower, certifying (a) that the representations and warranties of the Borrower set forth in this Agreement are true and correct on and as of the Closing Date, (b) that no Default has occurred and is continuing as of the Closing Date or would result from any Borrowing to occur on the Closing Date, (c) that since December 31, 2012, there has been no event, development or circumstance that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and (d) the current Debt Ratings of the Borrower;

(vii)                           incumbency certificates and/or other certificates of duly authorized officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each officer of the Borrower authorized to act on behalf of the Borrower in connection with this Agreement and the other Loan Documents;

(viii)                        evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated;

(ix)                              such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)                                 The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent)) required to be reimbursed or paid by the Borrower hereunder.

(c)                                  All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(d)                                 The Lenders shall have received (a) audited consolidated financial statements of the Borrower for the 2011 and 2012 fiscal years, and (b) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (a) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

(e)                                  The Closing Date shall have occurred on or before July 15, 2013.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m. New York City time on July 15, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions:

(a)                                 The representations and warranties of the Borrower set forth in this Agreement (with the exception of the representation and warranty contained in Section 3.04(b)) shall be true and correct on and as of the date of such Borrowing except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements furnished in connection with the statements delivered pursuant to clauses (a) and (b) of Section 5.01, as applicable.

(b)                                 At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)                                  The Administrative Agent shall have received a Revolving Borrowing Request in accordance with the requirements hereof.

Each Borrowing and the increase of the aggregate Commitments pursuant to Section 2.17 shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section (with references to “such Borrowing” being deemed to be references to any such increase, as appropriate), provided that such increase of the aggregate Commitments shall also be deemed to constitute a representation and warranty by the Borrower that the matters specified in Section 3.04(b) are true and correct on and as of the date thereof.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)                                 within 90 days after the end of each fiscal year of the Borrower, the annual report of the Borrower on Form 10-K filed by the Borrower with the SEC;

(b)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the quarterly report of the Borrower on Form 10-Q filed by the Borrower with the SEC;

(c)                                  concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing as of the date of such Compliance Certificate and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(d)                                 promptly after the same become publicly available, copies of all annual reports on Form 10-K, all quarterly reports on Form 10-Q, all reports on Form 8-K and all proxy statements, filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)                                  after the end of each calendar quarter (but in any event, on or prior to the date of delivery of the financial statements under clause (a) or (b) above), a schedule of the Net Asset Value of the investment companies and accounts managed by the Borrower and its Subsidiaries on the last day of such calendar quarter and certain other information, in such form and substance as may be reasonably satisfactory to the Administrative Agent;

(f)                                   promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any non-routine investigation or possible non-routine investigation or other non-routine inquiry by such agency regarding financial or other operational results of the Borrower or any of its Subsidiaries;

(g)                                  promptly after the receipt thereof, copies of any notice of default from any holder of debt securities of the Borrower or any of its Subsidiaries pursuant to any indenture, loan or credit or similar agreement; and

(h)                                 promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to paragraphs (a), (b), (d) and (e) of this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent and/or the Lenders, as required, as the case may be, that such documents have been posted on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 or at such other website address listed in such notice and accessible by the Administrative Agent and the Lenders without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.02.  Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                 the occurrence of any Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any (i) ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000, or (ii) determination that any Pension Plan of the Borrower or any ERISA Affiliate is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA;

(d)                                 any suspension or termination of the registration of the Borrower or any of its Subsidiaries as an investment adviser under the Investment Advisers Act of 1940, as amended, or any cancellation or expiration without renewal of any material investment advisory agreement or similar contract to which the Borrower or any of its Subsidiaries is a party;

(e)                                  of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

(f)                                   of any announcement by Moody’s or S&P of any change in a Debt Rating; and

(g)                                  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.  The Borrower may, by delivering to the Administrative Agent written notice specifically referring to this Section 5.02, notify the Lenders that the Borrower wishes to amend any Schedule to this Agreement to include information about events, occurrences, or transactions arising after the Closing Date that would render untrue any representation or warranty by the Borrower under or pursuant to this Agreement.  Such amendment will be deemed effective as of the date that such notice is delivered to the Administrative Agent upon the Administrative Agent giving notice to the Borrower and the Lenders within 10 Business Days from the receipt thereof that the Required Lenders have consented thereto; provided, however, that the consent of the Required Lenders shall not be required to amend Schedule 3.13 and Schedule 9.01.

SECTION 5.03.  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04, and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.04.  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b)

the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.  Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all dealings and transactions in relation to its business and activities, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

SECTION 5.07.  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Laws applicable to it or its property and maintain all registrations and memberships with any Governmental Authority, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.  Use of Proceeds.  The proceeds of the Loans will be used to finance the payment by the Borrower of outstanding Indebtedness under the Existing Credit Agreement, to pay related fees and expenses and for general corporate purposes not in contravention of any law, including but not limited (a) to repurchase shares of the Borrower’s Class A Common Stock, and (b) to consummate Permitted Acquisitions.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X thereof.

SECTION 5.09.  Environmental Laws.  The Borrower will, and will cause each of its Subsidiaries to, (a) comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all

Governmental Authorities regarding Environmental Laws, except in each case to the extent that non-compliance therewith could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.  Financial Condition Covenants.  (a)    Consolidated Leverage Ratio.  The Borrower shall not permit the Consolidated Leverage Ratio as at the last day of any Reference Period to equal or exceed the ratio of 3.0 to 1.0.

(b)                                 Consolidated Interest Coverage Ratio.  The Borrower shall not permit the Consolidated Interest Coverage Ratio as at the last day of any Reference Period to be less than or equal to the ratio of 4.0 to 1.0.

SECTION 6.02.  Indebtedness.  The Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness existing on the date hereof and set forth in Schedule 6.02, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(b)                                 Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

(c)                                  Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding;

(d)                                 Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, provided, further, that neither the Borrower nor any other Subsidiary will assume or otherwise become directly or indirectly liable for such Indebtedness;

(e)                                  Indebtedness of any Subsidiary as an account party in respect of trade letters of credit; and

(f)                                   Other Indebtedness (including unsecured Guarantees of Indebtedness of the Borrower) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

SECTION 6.03.  Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Permitted Encumbrances;

(b)                                 any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary, and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d)                                 Liens on property, plant and equipment acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (c) of Section 6.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 70% of the cost of acquiring, constructing or improving such property, plant and equipment, and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(e)                                  Liens securing Indebtedness (including, without limitation, Indebtedness in respect of Hedging Agreements) in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

SECTION 6.04.  Fundamental Changes.  (a)  The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any other Person, including a Subsidiary, may merge into the Borrower in a transaction in which the Borrower is the surviving corporation (so long as any such acquisition of a non-Subsidiary is a Permitted Acquisition), (ii) any Subsidiary may merge into any wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a wholly owned Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary may merge into any other Person in connection with a disposition of all or substantially all of the stock of such Subsidiary that is otherwise permitted under this Section 6.04, and (vi) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge into or consolidate with another Person in a transaction in which such other Person is the surviving entity if such other Person (x) is organized and validly existing under the laws of the United States or any State thereof, (y) such Person shall assume all obligations of the Borrower hereunder, pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, and (z) the Administrative Agent shall have received a favorable opinion of counsel to such other Person covering such matters relating to such assumption as the Administrative Agent may reasonably request, and which opinion shall otherwise be in form and substance satisfactory to the Administrative Agent; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

(b)           The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.05.  Acquisitions; Hedging Agreements.  (a)            The Borrower will not, and will not permit any of its Subsidiaries to purchase or otherwise acquire (in one transaction or a series of transactions), including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger, any assets of any other Person constituting a business unit, except Permitted Acquisitions.

(b)           The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (i) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for purposes of speculation or taking a “market view,” and (ii) interest rate Hedging Agreements in respect of Indebtedness under the Senior Notes.

SECTION 6.06.  Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower or any of its Subsidiaries may declare and pay dividends (whether in cash, securities or other property) with respect to its capital stock, provided that in the case of any such declaration or payment by the Borrower, no Event of Default has occurred and is continuing or would result therefrom, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (c) the Borrower may, in addition to the foregoing, repurchase shares of the Borrower’s Class A Common Stock and options therefor granted by the Borrower pursuant to its employee stock option plans, and (d) the Borrower may repurchase shares of the Borrower’s common stock in the open market or in private transactions, provided that in the case of any such repurchase by the Borrower, no Event of Default has occurred and is continuing or would result therefrom.

SECTION 6.07.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in accordance with the Borrower’s Corporate Code of Business Conduct and Ethics or as approved by a committee of independent members of the Borrower’s Board of Directors or a majority of the independent members of the Borrowers’ Board of Directors, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, and (c) any Restricted Payment permitted by Section 6.06.

SECTION 6.08.  Restrictive Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and (vi) clause (a) of the foregoing shall not apply to (A) any unsecured Indebtedness of the Borrower which is pari passu to the Obligations hereunder, and (B) agreements governing Indebtedness permitted under Section 6.02(f).

SECTION 6.09.  Sales and Leasebacks.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a “Sale/Leaseback Transaction”), except Sale/Leaseback Transactions (x) entered into with respect to the real property listed on Schedule 6.09, or (y) involving property with a value not to exceed $20,000,000 in the aggregate during the term of this Agreement.

SECTION 6.10.  Changes in Fiscal Periods.  The Borrower will not permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

SECTION 6.11.  Use of Proceeds.  The Borrower will not use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Regulations of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case so as to result in a violation of said Regulation U.

SECTION 6.12.  OFAC, Etc.  The Borrower will not use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Swing Line Lender, or otherwise) of Sanctions.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been materially incorrect when made or deemed made or when furnished;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01, 5.02, 5.03 (with respect to the Borrower’s existence), 5.06 (with respect to the inspection rights of the Administrative Agent and the Lenders) or 5.08 or in Article VI;

(e)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) a Senior Financial Officer obtaining actual knowledge of such default, and (ii)  notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f)            the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)            An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to such Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000;

(m)          any material provision of this Agreement or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations of the Borrower hereunder or thereunder, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(n)           a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

After the exercise of remedies provided for in this Article VII (or after the Loans have automatically become immediately due and payable after the occurrence of any event with respect to the Borrower described in clause (h) or (i) of this Article), any amounts received on account of all Loans, fees and other obligations of the Borrower accrued hereunder, shall be applied in the following order:

(i)            First, to payment of that portion of the obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.12, 2.13 and 2.14) payable to the Administrative Agent in its capacity as such;

(ii)           Second, to payment of that portion of the obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.12, 2.13 and 2.14), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(iii)          Third, to payment of that portion of the obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

(iv)          Fourth, to payment of that portion of the obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

(v)           Last, the balance, if any, after all of the other obligations and amounts due and payable hereunder have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.  Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02.  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.  Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and Article VII), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.  Resignation of Administrative Agent.  (a)        The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.14(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)           Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender.  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).  Upon the appointment by the Borrower of a successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, and (ii) the retiring Swing Line Lender shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

SECTION 8.07.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the

Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Effectiveness; Electronic Communication.  (a)               Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower or the Administrative Agent to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Each of the Borrower and the Administrative Agent Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Revolving Borrowing Request and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02.  Waivers; Amendments; Enforcement.  (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 No Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) waive any condition set forth in Section 4.01(a) without the written consent of each Lender, (ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VII) without the written consent of such Lender, (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, fees or other amounts due to the Lenders (or any of them), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (v) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) each applicable Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or the modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)                                  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.15(c)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.14), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 2.14(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.15(e).

(d)                                 To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  All amounts due under this Section shall be payable not later than five (5) days after written demand therefor.

(f)                                   The agreements in this Section and the indemnity provisions of Section 9.01(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other obligations hereunder.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment, or grant of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its

Commitment and the Revolving Loans (including for purposes of this subsection (b), participations in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Revolving Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)                               the consent of the Swing Line Lender shall be required for any assignment.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)                              Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under any Requirement of Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Loans (including such Lender’s participations in Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 2.14(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.15(c) as if it were an assignee under paragraph (b) of this Section, and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16(a) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign, or grant a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee, assignee or grantee for such Lender as a party hereto.

(f)                                   Resignation as Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Swing Line Lender.  In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Swing Line Lender.  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Swing

Line Loans pursuant to Section 2.05(c).  Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

SECTION 9.05.  Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any fee or any other amount payable hereunder shall remain unpaid or unsatisfied.  The provisions of Sections 2.12, 2.13, 2.14, 9.03, Article VIII and the indemnification provisions of Section 9.01(e) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final (in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF (COLLECTIVELY, THE “NEW YORK COURTS”).  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE

NEW YORK COURTS.  EACH OF THE PARTIES HERETO AGREES THAT ALL CLAIMS IN RESPECT OF (I) ANY ACTION, LITIGATION OR PROCEEDING COMMENCED BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK COURTS AND (II) ANY ACTION, LITIGATION OR PROCEEDING COMMENCED BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING AGAINST THE BORROWER MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or in any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.17, or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.15.  USA Patriot Act.  Each Lender that is subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

SECTION 9.16.  Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.17.  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

WADDELL & REED FINANCIAL, INC.

By:	/s/ Daniel P. Connealy
	Name:	Daniel P. Connealy
	Title:	Senior Vice President and Chief Financial Officer

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	Assistant Vice President

Lenders:

BANK OF AMERICA, N.A. as a Lender
and as a Swing Line Lender

By:	/s/ Juan S. Agudelo
	Name:	Juan S. Agudelo
	Title:	Assistant Vice President

Lenders (cont’d):

UMB BANK, N.A., as a Lender

By:	/s/ David A. Profitt
Name: David A. Proffitt
Title: Senior Vice President

Lenders (cont’d):

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Eli Mou
Name: Eli Mou
Title: Director

Lenders (cont’d):

CITIBANK, N.A., as a Lender

By:	/s/ Dane Graham
Name: Dane Graham
Title: Director

Lenders (cont’d):

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Casey P. Kelly
Name: Casey P. Kelly
Title: Vice President

Lenders (cont’d):

COMMERCE BANK, as a Lender

By:	/s/ Jeffrey M. Turner
Name: Jeffrey M. Turner
Title: Vice President

Lenders (cont’d):

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ David T. Hunt
Name: David T. Hunt
Title: Vice President

Lenders (cont’d):

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Kenneth P. Sneider, Jr.
Name: Kenneth P. Sneider, Jr.
Title: Managing Director

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
Bank of America, N.A.	$22,000,000.00
Wells Fargo Bank, National Association	$22,000,000.00
Citibank, N.A.	$16,000,000.00
The Bank of New York Mellon	$16,000,000.00
The Bank of Nova Scotia	$16,000,000.00
BMO Harris Bank, N.A.	$11,000,000.00
Commerce Bank	$11,000,000.00
UMB Bank, N.A.	$11,000,000.00
Total	$125,000,000.00

SCHEDULE 3.04

FINANCIAL CONDITION

None

SCHEDULE 3.06

DISCLOSED MATTERS

None

SCHEDULE 3.10

PENSION PLANS

PART D

1.                                      Waddell & Reed Financial, Inc. Retirement Income Plan, as amended and restated

SCHEDULE 3.13

SUBSIDIARIES

PART A

Name	Jurisdiction of Incorporation or Formation	% of Capital Stock Owned by Borrower(1)

Waddell & Reed Financial Services, Inc.	Missouri	100%

Waddell & Reed, Inc.	Delaware	100%

Waddell & Reed Investment Management Company	Kansas	100%

Waddell & Reed Services Company	Missouri	100%

W&R Capital Management Group, Inc.	Delaware	100%

W&R Corporate LLC	Delaware	100%

Ivy Investment Management Company	Delaware	100%

Ivy Funds Distributor, Inc.	Florida	100%

W & R Insurance Agency, Inc.	Missouri	100%

W & R Insurance Agency of Montana, Inc.	Montana	100%

Unicon Agency, Inc.	New York	100%

Fiduciary Trust Company of New Hampshire	New Hampshire	100%

(1)  Owned directly or indirectly through one or more wholly-owned subsidiaries

PART B

1.                                      SCP Share Exchange Co.

2.                                      PB Holdings 1, LLC

3.                                      Northern Hellenic Holdings, LLC

4.                                      Emerging Managers Group, L.P.

5.                                      Emerging Managers Capital Management, LLC

SCHEDULE 6.02

EXISTING INDEBTEDNESS

1.                                      Waddell & Reed, Inc. - $933 thousand of capital lease obligations.

2.                                      W&R Corporate LLC - $112 thousand of capital lease obligations.

3.                                      Waddell & Reed Investment Management Company - $2 thousand of capital lease obligations.

4.                                      Ivy Funds Distributor, Inc. - $9 thousand of capital lease obligations.

SCHEDULE 6.03

EXISTING LIENS

1.                                      Aircraft Lease, dated as of September 24, 2008 between Wilmington Trust Company, not in its individual capacity, but solely as the Owner Trustee under Trust Agreement dated as of April 3, 2006 as Lessor and Waddell & Reed, Inc. as Lessee.

SCHEDULE 6.08

EXISTING RESTRICTIONS

1.                                      Section 10.3(e) of that certain Note Purchase Agreement, dated as of August 31, 2010, by and between Waddell & Reed Financial, Inc. and the purchasers party thereto related to the Company’s $190.0 million in senior unsecured notes contains an “equal and ratable” securitization provision with respect to liens.

SCHEDULE 6.09

SALE/LEASEBACK PROPERTIES

1.                                      6300 Lamar Avenue, Overland Park, Kansas

2.                                      6301 Glenwood, Overland Park, Kansas

SCHEDULE 9.01

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Waddell & Reed Financial, Inc.

6300 Lamar Avenue

Overland Park, Kansas 66202

Attention:  Wendy J. Hills, Secretary, Vice President and Associate General Counsel

Telephone: 913.236.2013

Telecopier: 913.236.2725

Electronic Mail: whills@waddell.com

Website Address: www. waddell.com

U.S. Taxpayer Identification Number: 51-0261715

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Borrowings):

Bank of America, N.A.

One Independence Center

101 North Tryon Street

Charlotte, North Carolina 28255

Attention:  David Sanctis

Telephone:  980.387.2466

Facsimile:  704.409.0026

Electronic Mail: david.sanctis@baml.com

Account No.:   1366212250600

Ref:   Waddell & Reed Financial, Inc.

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management Group

Bank of America Plaza

101 South Tryon Street

NC1-002-15-36

Charlotte, North Carolina 28255-0001

Attention: Kelly Weaver

Telephone: 980.387.5452

Facsimile: 704.208.2871

Electronic Mail: kelly.weaver@baml.com

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Swing Line Loans included therein) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Borrower:                                          Waddell & Reed Financial, Inc.

4.                                      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Waddell & Reed Financial, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender

6.                                      Assigned Interest:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitment for all Lenders(7)	Amount of Commitment Assigned	Percentage Assigned of Commitment		CUSIP Number

		$	$		%
		$	$		%
		$	$		%

[7.                             Trade Date:                                      ](8)

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(5)                                 List each Assignor, as appropriate.

(6)                                 List each Assignee, as appropriate.

(7)                                 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)                                 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:
[Consented to and](9) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent and Swing Line Lender

By:
Name:
Title:

[Consented to:](10)

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

(9)                                 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(10)                          To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.04 thereof or delivered pursuant to Section 5.01(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor (other than the representations and warranties of [the][the applicable] Assignor contained in this Assignment and Assumption) or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law to the extent that the application of the law of another jurisdiction would be required thereby).

EXHIBIT B

FORM OF NOTE

,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [NAME OF LENDER] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lender and the other financial institutions from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Remainder of Page Left Intentionally Blank]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

[INTENTIONALLY OMITTED]

EXHIBIT D

FORM OF REVOLVING BORROWING REQUEST

Date:                        ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

The undersigned hereby requests (select one):

☐  A Borrowing of Revolving Loans

☐  A conversion or continuation of Revolving Loans

1.                                      On                                                          (a Business Day).

2.                                      In the amount of $

3.                                      Comprised of

[Type of Loan requested/converted/continued]

4.                                      For Eurodollar Loans:  with an Interest Period of      months

5.                                      For Borrowings: to be disbursed to the following account of the Borrower

[The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

D-1

[The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Borrowing.](11)

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

(11)                          Include these sentences in the case of a Borrowing of Loans.

D-2

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                  ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

The undersigned hereby certifies as of the date hereof that he/she is the                                                             (12) of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Borrower has delivered the year-end financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Borrower has delivered the financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

(12)  Must be a Financial Officer.

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      Since the date of the financial statements furnished pursuant to Section 3.04 of the Agreement, to the best knowledge of the undersigned,

[select one:]

[no change in GAAP or in the application thereof has occurred.]

—or—

[the following changes in GAAP have occurred, and the effect of such change on the financial statements accompanying this Certificate is as follows:]

6.                                      The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                          ,                          .

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

For the Quarter/Year ended                                       ,          (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 6.01(a) — Consolidated Leverage Ratio.

	A.	Consolidated Total Debt at Statement Date	$

	B.	Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on above date (“Subject Period”):

		1. Consolidated Net Income for Subject Period:	$

		2. Income tax expense for Subject Period:	$

3.      Interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) for Subject Period:

$

		4. Depreciation and amortization expenses for Subject Period:	$

		5. Amortization of intangibles (including, but not limited to, goodwill) and organization costs for Subject Period:	$

6.      Extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) for Subject Period:

$ (13)

		7. Other non-cash reductions of Consolidated Net Income for Subject Period:	$

		8. Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7):	$

	C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.8):	to 1

Must not equal or exceed a ratio of 3.0 to 1.0

In Compliance: Yes / No

(13)   AMOUNTS REFERRED TO IN LINE I.B.6 SHALL NOT, IN THE AGGREGATE, EXCEED $10,000,000 FOR ANY FISCAL YEAR OF THE BORROWER.

II.	Section 6.01(b) — Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.B.8 above):	$

	B.	Consolidated Interest Expense for Subject Period:	$

	C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):	to 1

Must not be less than or equal to a ratio of 4.0 to 1.0.

In Compliance: Yes / No

EXHIBIT F

FORM OF SWING LINE LOAN NOTICE

Date:                                               ,

To:                             Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.                                      On                                                          (a Business Day).

2.                                      In the amount of $                                 .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

F-1

EXHIBIT G-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

Pursuant to the provisions of Section 2.14(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date:                      , 20[  ]

EXHIBIT G-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

Pursuant to the provisions of Section 2.14(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                      , 20[  ]

EXHIBIT G-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

Pursuant to the provisions of Section 2.14(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                      , 20[  ]

EXHIBIT G-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of June 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”) and Swing Line Lender.

Pursuant to the provisions of Section 2.14(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date:                      , 20[  ]